Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Altaba Sets Date for Filing Certificate of Dissolution

NEW YORK, September 23, 2019—(BUSINESS WIRE)—Altaba Inc. (“Altaba” or the “Fund”) (NASDAQ: AABA) today announced that, in furtherance of the liquidation and dissolution of the Fund pursuant to its Plan of Complete Liquidation and Dissolution (the “Plan”), the Fund intends to file a certificate of dissolution with the Secretary of State of the State of Delaware immediately following the close of regular trading on the Nasdaq Global Select Market on October 4, 2019.

Upon the filing of the certificate of dissolution, the Fund will close its stock transfer books, after which record holders of the Fund’s common stock, par value $0.001 per share (the “Shares”), will be prohibited from transferring record ownership of their Shares, except by will, intestate succession or operation of law. In addition, the Fund expects that trading in the Shares on the Nasdaq Global Select Market will be halted promptly following the filing of the certificate of dissolution and indefinitely suspended prior to the opening of trading on October 7, 2019, and that the Shares will thereafter be delisted. As previously disclosed, the Fund will request that, following the filing of the certificate of dissolution and the closing of the Fund’s stock transfer books, The Depository Trust Company (“DTC”) maintain records representing the right to receive any post-dissolution liquidating distributions, including transfers of such rights. Consequently, the Fund expects that transfers of such rights will be tracked by DTC. To the extent that a stockholder’s Shares are not held by a DTC participant as of the filing of the certificate of dissolution and the closing of the Fund’s stock transfer books, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

The Fund expects that any purchases or sales of the Fund’s Shares that are not settled prior to the filing of the certificate of dissolution and the closing of the Fund’s stock transfer books will not be settled. The Fund urges stockholders to consult their brokers to ensure that any trades are executed in sufficient time to settle prior to the closing of the Fund’s stock transfer books. Further, Computershare, the Fund’s transfer agent, will fully suspend Direct Registration System sales and the Direct Stock Purchase Plan that it currently administers with respect to the Fund’s Shares. Consequently, stockholders who hold their Shares directly on the books of the Fund’s transfer agent and wish to sell Shares prior to the closing of the Fund’s stock transfer books will not be able to do so after September 25, 2019 other than through an account with a bank, broker or other participant in DTC.

As previously announced, stockholders of the Fund approved the liquidation and dissolution of the Fund pursuant to the Plan at a special meeting of stockholders held on June 27, 2019. Additional information regarding the Plan and the liquidation and dissolution process can be found in the proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2019 (as supplemented, the “Proxy Statement”).

About Altaba

Altaba is an independent, publicly traded, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940. The Fund’s assets primarily consist of a mix of cash and marketable securities.

Prior to June 16, 2017, Altaba was known as “Yahoo! Inc.” Altaba was created from Yahoo! Inc. after the sale of its operating businesses, at which time Yahoo! Inc. reorganized as an investment company, was renamed Altaba Inc., and began trading under the Nasdaq ticker symbol AABA.

Visit www.altaba.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements concerning the Fund’s proposed liquidation and dissolution pursuant to the Plan. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend” or similar expressions are intended to identify forward-looking statements. These statements are not statements of historical facts and do not reflect historical information. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Such risks and uncertainties relate to, among other things: the availability, timing and amount of post-dissolution liquidating distributions; the amounts that will need to be set aside by the Fund; the adequacy of such reserves to satisfy the Fund’s obligations; the ability of the Fund to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; and the incurrence by the Fund of expenses relating to the liquidation and dissolution. Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section “Risk Factors” in the Proxy Statement, as supplemented. Please carefully consider these factors, as well as other information contained in the Proxy Statement, and in the Fund’s periodic reports and documents filed with the SEC. The forward-looking statements included in this document are made only as of the date hereof.

The Fund does not undertake any obligation to update or supplement such forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. Because the Fund is an investment company, the forward-looking statements and projections in this press release are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.